CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-2 of MacKenzie Realty Capital, Inc., of our report dated September 22, 2015, relating to the financial statements of Mackenzie Realty Capital, Inc., as of June 30, 2015 and 2014, and for each of the three years in the period ended June 30, 2015, and to the reference to our firm as "experts" under the heading "Independent Registered Public Accounting Firm" in the Prospectus, which is part of this Registration Statement.

San Francisco, California
July 29, 2016